Exhibit 99.1
For further information contact
Rodger W. Smith, 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Meets Conditions For And Extends
Exchange Offer For Its 9.75% Senior Notes Due 2010

Natchez, MS (November 19, 2009) -- Callon Petroleum Company (NYSE: CPE announced today an extension of the exchange offer and consent solicitation for its outstanding 9.75% Senior Notes due 2010 (the “Senior Notes”) made pursuant to the exchange offer commenced on October 20, 2009.

Callon has been advised that 91.6% of the aggregate principal amount of its outstanding Senior Notes have been tendered.

Under the exchange offer, for each $1,000 principal amount of outstanding Senior Notes tendered in accordance with the terms and conditions of the exchange offer and accepted by Callon, each tendering holder of Senior Notes will receive $750 principal amount of 13% Senior Secured Notes due 2016 (the “Exchange Notes”), 20.625 shares of common stock and 1.6875 shares of convertible preferred stock. Each share of convertible preferred stock will be automatically convertible by the company into ten shares of common stock following shareholder approval of, and the filing of, an amendment to the company’s charter increasing the number of authorized shares of common stock as necessary to accommodate such conversion.  In addition, the Exchange Notes will be secured by a second lien on substantially all of the company’s oil and gas properties until such time as certain conditions are met.  Callon is also soliciting consents to amend the indenture governing the Senior Notes to eliminate substantially all of the indenture’s restrictive covenants.

The exchange offer is being amended to extend the expiration date from 5:00 p.m., New York City time, on Wednesday, November 18, 2009, to 5:00 p.m., New York City time, on Monday, November 23, 2009.  The exchange offer was amended to allow time to complete the qualification of the indenture for the Exchange Notes under the Trust Indenture Act.

An offering memorandum was distributed to holders of the Senior Notes upon commencement of the exchange offer, in which the terms of the exchange offer and consent solicitation are described in detail. Holders of Senior Notes are encouraged to carefully read the offering memorandum as it contains important information that noteholders should consider before making any decision with respect to the exchange offer and consent solicitation.

Additional copies of the offering memorandum governing the exchange offer and consent solicitation may be obtained by contacting the Information Agent, Global Bondholder Services Corporation, at (866) 952-2200 (toll free) or Callon Petroleum Company, at (800) 451-1294, extension 700.

The securities to be offered have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The company is relying on Section 3(a)(9) of the Securities Act to exempt the exchange offer from the registration requirements of the Securities Act. This news release is not an offer to purchase or an exchange offer or a solicitation of acceptance of the exchange offer, which may be made only pursuant to the terms of the offering memorandum.

This news release may be deemed to be solicitation material in respect of the potential proposal to shareholders to increase the number of authorized shares of common stock of Callon Petroleum Company. If Callon determines to present such proposal to its shareholders, the company would file with the SEC a proxy statement and other relevant materials. Shareholders are urged to read the proxy statement, and any other relevant materials filed by the company, as they will contain important information. Once the materials are filed with the SEC, they will be available free of charge at the SEC’s website – www.sec.gov. The company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the company’s shareholders in favor of any such proposal. Shareholders may obtain information regarding the direct and indirect interest of the company and its executive officers and directors with respect to the proposal by reading the proxy statement, if and when filed with the SEC.

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties primarily in the Gulf Coast region.  Callon’s properties and operations are geographically concentrated in Louisiana, Texas and the offshore waters of the Gulf of Mexico.

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statements. These factors include, but are not limited to, the company’s ability to successfully consummate the exchange offer and consent solicitation, the company’s ability to raise substantial capital to repay outstanding notes and fund operations, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The company assumes no obligation to update these forward-looking statements.